UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2021

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania, 19102
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2021, at a regularly scheduled meeting of the board of directors (the “Board”) of Radian Group Inc. (the “Company”), Herbert Wender, the Non-Executive Chairman of the Board who has been a director of the Company since 1992, announced that he intends to retire from the Board following completion of his current term at the Company’s 2022 Annual Meeting of Stockholders.  At the August 11, 2021 meeting, the Board named Howard B. Culang to succeed Mr. Wender as Non-Executive Chairman following Mr. Wender’s retirement from the Board. Mr. Culang has been a director of the Company since June 1999, and currently serves as Chair of the Board’s Risk Committee, and on the Board’s Compensation and Human Capital Management and Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: August 13, 2021	By: /s/ Edward J. Hoffman
Edward J. Hoffman